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Ocwen Asset Investment Corp.                                         EXHIBIT  99
1675 Palm Beach Lakes Boulevard
West Palm Beach, FL 33401
NYSE Symbol: OAC
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NEWS RELEASE: IMMEDIATE                                              MAY 7, 1998

OCWEN ASSET INVESTMENT CORP. REPORTS SALE OF IO PORTFOLIO, ADDITIONAL CAPITAL INVESTMENT AND QUARTERLY RESULTS

West Palm Beach, FL - Ocwen Asset Investment Corp. (NYSE: OAC) (the "Company") today announced that it had sold its entire portfolio of interest-only and inverse interest-only securities (together, "IOs") at amortized cost for cash in the amount of $54.6 million to William C. Erbey, Chairman and Chief Executive Officer of OAC, and Barry N. Wish, a director of Ocwen Financial Corporation (NYSE: OCN). The amortized cost of the IO portfolio at April 30, 1998, exceeded the market value by approximately $14.0 million. OAC also reported that it has nearly fully invested its capital, having closed transactions totaling approximately $733.3 million to date. In a related announcement, OAC stated that its operating partnership will be issuing additional partnership units to OCN in exchange for a capital contribution of $24.9 million.

OAC today reported funds from operations ("FFO") of $0.19 per share for the quarter ended March 31, 1998, as compared to $0.28 per share for the quarter ended December 31, 1997. OAC incurred a net loss for the quarter ended March 31, 1998, of $10.5 million as compared to net income of $5.4 million for the prior quarter. The loss for the first quarter was attributable to a mark-to-market loss of approximately $14.0 million on OAC's portfolio of IOs in addition to write-downs on the IOs totaling $3.1 million for the quarter. Because the IOs are being sold to a principal shareholder and another related party, the amount by which amortized cost exceeds market value has been recorded as a charge to earnings on March 31, 1998, in accordance with generally accepted accounting principles. The cash received in excess of market value will be reflected on OAC's books as a capital contribution, effectively reestablishing OAC's equity position. The charge with respect to the IO portfolio in the month of April will impact FFO and earnings by approximately $0.01 to $0.03 per share. The sale of the IO portfolio is expected to generate a capital loss for tax purposes that will be deductible in future periods against long-term capital gains. Mr. Erbey stated, "While we believe that the investment in the IOs is a sound long-term investment, the management and the Board of Directors of OAC believe that selling the IOs for amortized cost is in the best interest of OAC's shareholders because it will reduce volatility of earnings."

OAC also announced today that for the month of March 1998 it had closed transactions totaling $100.3 million, all of which had been funded. This activity brings OAC's total closed transactions since its initial public offering, net of repayments to date, to $511.0 million as of March 31, 1998. Of this amount, $432.1 million has been funded and $78.9 million is to be funded over the construction and renovation periods, which range from 6 to 30 months. Additionally, OAC reported that it had closed an additional $262.9 million of transactions through May 1, 1998, all of which had been funded. This brings OAC's total closed transactions to $733.3, net of the IO portfolio.

Christine A. Reich, President of OAC, stated, "The additional capital generated from the sale of the IO portfolio and by the sale of additional limited partnership units to OCN will permit OAC to continue the rapid pace at which it has been acquiring assets. We have closed transactions totaling approximately $733.3 million within twelve months of the date of our initial public offering, six months ahead of plan. We are close to being fully invested and may consider seeking additional sources of equity as we continue to see assets that meet our risk-return parameters."

QUARTERLY HIGHLIGHTS
                                                                      For the Quarter Ended
                                                        -------------------------------------------------
                                                            March 31, 1998             December 31,1997
----------------------------------------------------    ---------------------       ---------------------
Dollars in thousands, except per share data              Amount     Per Share        Amount     Per Share
----------------------------------------------------    --------    ---------       ---------   ---------
Operating results:
   Revenues.......................................      $  5,157                    $  6,894
   Expenses.......................................         1,703                       1,513
   Loss  on securities held for trading...........       (13,958)                         --
   Net income (loss)..............................       (10,504)    $(0.54)           5,381      $0.28
   Funds from operations..........................         3,740       0.19            5,536       0.28
   Dividends......................................                     0.25                        0.39

Summary of financial condition:
   Cash and cash equivalents......................      $  7,610                    $ 48,677
   Securities held for trading....................        42,545                          --
   Securities available for sale..................       157,992                     146,027
   Loan portfolio, net............................       144,604                      15,831
   Discount loans, net............................        27,108                      26,979
   Investment in real estate, net.................        58,866                      45,430
   Securities sold under agreements to repurchase.        85,274                          --
   Obligation outstanding under line of credit....        81,890                          --
   Total shareholders' equity.....................       264,357                     271,258

(1) Per share amounts are based on diluted weighted average common shares outstanding.

                                                                         For the Quarter Ended
                                                                    -------------------------------
                                                                      March 31,        December 31,
                                                                    ------------       ------------
                                                                        1998               1997
                                                                    ------------       ------------
Annualized yields
   Repurchase agreements and interest-bearing deposits........         5.71%                5.41%
   Securities held for trading...............................        (19.82)                  --
   Securities available for sale..............................        14.14                11.25
   Loan portfolio, net........................................        10.55                11.76
   Discount loans, net........................................        17.62                13.52
   Total......................................................         6.54%                9.05%

Annualized rates
   Securities sold under agreements to repurchase.............         6.81%                  --%
   Obligation outstanding under line of credit................         6.36                   --
   Total......................................................         6.79%                  --%

Net interest margin...........................................         5.34%                9.05%

REVIEW OF MARCH 1998 TRANSACTIONS

RESIDUAL INVESTMENT. On March 23, 1998, OAC closed the purchase of $8.5 million of residual securities issued from a securitization of subprime residential mortgages. Ocwen Federal Bank FSB, a wholly owned subsidiary of OCN, will be the subservicer for the loans.

RESIDENTIAL WHOLE LOANS. During March 1998, OAC closed the purchase of three pools of residential whole loans comprised of 923 loans with unpaid principal balances totaling $91.8 million. The loans have a weighted average coupon of 8.91%. OAC intends to accumulate residential loans and execute a securitization and retain a subordinate interest.

REVIEW OF SUBSEQUENT TRANSACTIONS

OAC's common stock began trading on the New York Stock Exchange under the symbol "OAC" on Friday, May 1, 1998. OAC has traded on the NASDAQ National Market System under the symbol "OAIC" since May, 1997. William C. Erbey, Chairman and Chief Executive Officer of OAC, said, "The listing of OAC's common stock on the world's premier exchange is a significant milestone for OAC. We believe listing on the New York Stock Exchange will increase our potential investor base, provide greater liquidity for our stock and reduce trading volatility, thereby further enhancing shareholder investment."

On April 1, 1998, OAC purchased a $32.8 million subordinate investment in the "BB", "B" and unrated classes of a commercial mortgage-backed security issued in 1995. Ocwen Federal Bank FSB is the special servicer of any loans which are 60 days or more delinquent.

On April 8, 1998, OAC acquired the former Chevron world headquarters building at 225 Bush Street, located in San Francisco's financial district. The $100.2 million acquisition of the 22-story, 536,000 square foot office building marks the fourth purchase by OAC in the central business district of San Francisco, expanding its portfolio to over 850,000 square feet. Gregory Breskin, Vice President of OAC's Real Estate Acquisitions group, said "The purchase of 225 Bush Street reflects our disciplined approach to investing in markets where there are significant barriers to entry, limited new supply and an opportunity to create value. 225 Bush Street enjoys a desirable location in a strong market. OAC anticipates benefiting from enhancements which it intends to make to the property as well as the synergy's available from multiple holdings within a single market, including economies of scale from the management side and tenant flexibility on the revenue side." Current contract rents at the building average $18.30 per square foot versus current market levels which OAC estimates to be approximately $32 to $35 per square foot. With the ability to re-let approximately 60% of the renewable area over the first two years, OAC believes the property presents a significant value creation opportunity as that turnover occurs. In addition, San Francisco's central business district vacancy rate is currently less than 2%, with rental rates increasing over 15% for the past two years and no significant new supply anticipated in the market over the next three years. Jordan Paul, Senior Vice President of OAC, added, "We are very pleased with the latest addition to our portfolio and excited about the opportunities it presents. With a purchase price of $186 per square foot, this acquisition is a good example of OAC's targeting of acquisitions at significant discounts to replacement cost. Along with our investments in several multifamily projects through our participating lending program, we are gratified with our success in penetrating the very desirable market that the San Francisco Bay area embodies."

As previously announced, on April 24, 1998, OAC acquired securitized mortgage loan residuals for (pound)33.7 million (approximately $56.9 million), from Cityscape Financial Corp. In addition, OAC and OCN entered into an agreement for Ocwen Federal Bank FSB, to service the securitized mortgage loan residuals.

On April 30, 1998, OAC purchased a $59.7 million investment in a residual security supported by a pool of 6,946 subprime mortgage loans. Ocwen Federal Bank FSB is the master servicer of the loans.

On May 1, 1998, OAC purchased a $13.25 million investment in a subordinate security supported by a pool of 7,474 single-family residential mortgages. Ocwen Federal Bank FSB is the master servicer of the loans.

REVIEW OF SELECT COMMITMENTS

As previously noted in a prior press release, OAC has an ongoing commitment to acquire two residual securities for an aggregate purchase price of $80.4 million which are detailed as follows:

o The acquisition of $69.0 million residual securities issued from ten securitizations having an unpaid principal balance aggregating $1.21 billion. The underlying mortgage loans were originated from 1994 to 1997. OAC expects to close this transaction during the month of May, at which time the servicing will transfer to Ocwen Federal Bank FSB.

o The acquisition of $11.4 million residual securities from a Wall Street firm that will acquire approximately $277 million of recently originated subprime residential mortgage loans on a servicing-released basis from a loan originator. The firm expects to securitize the loans and sell the residual to OAC. An affiliate of the Wall Street firm will provide primary servicing for the loans and Ocwen Federal Bank FSB will assume responsibility for the special servicing of any loans in the pool which are 61 days or more delinquent.

As previously disclosed in the same prior press release, OAC also has an ongoing commitment to acquire a commercial real estate loan for $34.6 million to construct a nine story 369 room 3 star hotel with an initial funding amount of $4.5 million.

OAC had previously reported on a commercial real estate loan in the amount of $23.1 million that had been deferred as negotiations continue. The loan is no longer expected to close.

Each of these commitments is subject to various closing conditions including, but not limited to, completion of satisfactory due diligence efforts, the negotiation of definitive purchase and sales agreements and/or conditions the borrowers or sellers must satisfy prior to OAC funding the transactions.

CERTAIN STATEMENTS CONTAINED HEREIN ARE NOT BASED ON HISTORICAL FACTS AND ARE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE SECURITIES ACT OF 1934, AS AMENDED. THESE FORWARD-LOOKING STATEMENTS, WHICH ARE BASED ON VARIOUS ASSUMPTIONS (SOME OF WHICH ARE BEYOND THE COMPANY'S CONTROL), MAY BE IDENTIFIED BY REFERENCE TO A FUTURE PERIOD(S) OR BY THE USE OF FORWARD-LOOKING TERMINOLOGY SUCH AS "ANTICIPATE," "BELIEVE," "COMMITMENT," "CONSIDER," "CONTINUE," "COULD," "ENCOURAGE," "ESTIMATE," "EXPECT," "INTEND," "MAY," "PLAN," "PRESENT," "PROPOSE," "PROSPECT," "WILL," FUTURE OR CONDITIONAL VERB TENSES, SIMILAR TERMS, VARIATIONS ON SUCH TERMS OR NEGATIVES OF SUCH TERMS. ALTHOUGH THE COMPANY BELIEVES THE ANTICIPATED RESULTS OR OTHER EXPECTATIONS REFLECTED IN SUCH FORWARD LOOKING STATEMENTS ARE BASED ON REASONABLE ASSUMPTIONS, IT CAN GIVE NO ASSURANCE THAT THOSE RESULTS OR EXPECTATIONS WILL BE ATTAINED. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE INDICATED IN SUCH STATEMENTS DUE TO RISKS, UNCERTAINTIES AND CHANGES WITH RESPECT TO A VARIETY OF FACTORS, INCLUDING, BUT NOT LIMITED TO, INTERNATIONAL, NATIONAL, REGIONAL, OR LOCAL ECONOMIC ENVIRONMENTS, GOVERNMENT FISCAL AND MONETARY POLICIES, PREVAILING INTEREST OR CURRENCY EXCHANGE RATES, GOVERNMENT REGULATIONS AFFECTING REAL ESTATE INVESTMENTS TRUSTS, COMPETITIVE PRODUCTS AND PRICING, CREDIT, PREPAYMENT, BASIS AND ASSET/LIABILITY RISKS, LOAN SERVICING EFFECTIVENESS, INTEGRATION OF ACQUIRED ASSETS AND BUSINESSES, SOFTWARE INTEGRATION, DEVELOPMENT AND LICENSING, THE FINANCIAL AND SECURITIES MARKETS, THE AVAILABILITY OF AND COSTS ASSOCIATED WITH OBTAINING ADEQUATE AND TIMELY SOURCES OF LIQUIDITY, DEPENDENCE ON EXISTING SOURCES OF FUNDING, AVAILABILITY OF DISCOUNT LOANS FOR PURCHASE, THE SIZE AND NATURE OF THE SECONDARY MARKET FOR MORTGAGE LOANS AND THE MARKET FOR SECURITIZATIONS, GEOGRAPHIC CONCENTRATIONS OF ASSETS (TEMPORARY OR OTHERWISE), OTHER FACTORS GENERALLY UNDERSTOOD TO AFFECT THE REAL ESTATE ACQUISITION, MORTGAGE AND LEASING MARKETS AND SECURITIES INVESTMENTS, AND OTHER RISKS DETAILED FROM TIME TO TIME IN THE COMPANY'S SEC REPORTS AND FILINGS, INCLUDING ITS REGISTRATION STATEMENT ON FORM S-11 AND PERIODIC REPORTS ON FORM 10-Q, FORM 8-K AND FORM 10-K. THE COMPANY DOES NOT UNDERTAKE, AND SPECIFICALLY DISCLAIMS ANY OBLIGATION, TO PUBLICLY RELEASE THE RESULT OF ANY REVISIONS WHICH MAY BE MADE TO ANY FORWARD-LOOKING STATEMENTS TO REFLECT THE OCCURRENCE OF ANTICIPATED OR UNANTICIPATED EVENTS OR CIRCUMSTANCES AFTER THE DATE OF SUCH STATEMENTS.

ATTACHED ARE THE CONSOLIDATED FINANCIAL STATEMENTS.

                                      OCWEN ASSET INVESTMENT CORP.
                             CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION


                                                                         March 31,        December 31,
                                                                            1998             1997
                                                                        (Unaudited)        (Audited)
                                                                       -------------     -------------
ASSETS

Cash and amounts due from depository institutions .................    $    373,097      $    331,047
Interest bearing deposits .........................................       7,236,506        48,346,076
Securities held for trading .......................................      42,545,318                --
Securities available for sale, at market value ....................     157,991,828       146,026,907
Loan portfolio, net ...............................................     144,604,936        15,831,479
Discount loan portfolio, net ......................................      27,108,120        26,978,888
Investment in real estate, net ....................................      58,865,764        45,430,039
Principal and interest receivable .................................       5,082,838         2,518,272
Deposits on pending asset acquisitions ............................       3,003,500         1,000,000
Other assets ......................................................         913,363         1,540,633
                                                                       ------------      ------------
                                                                       $447,725,270      $288,003,341
                                                                       ============      ============
LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES:
    Securities sold under agreements to repurchase ................    $ 85,274,000      $         --
    Obligation outstanding under line of credit ...................      81,890,207                --
    Dividends and distributions payable ...........................       4,825,000         7,458,750
    Accrued expenses, payables and other liabilities ..............       5,624,848         6,344,783
                                                                       ------------      ------------
                                                                        177,614,055        13,803,533
                                                                       ------------      ------------

Minority interest .................................................       5,753,797         2,941,541
                                                                       ------------      ------------

STOCKHOLDERS' EQUITY:
    Preferred stock, $.01 par value; 25,000,000 shares authorized;
       0 shares issued and outstanding ............................              --                --
    Common Stock,  $.01 par value; 200,000,000 shares  authorized;
       19,125,000 shares issued (18,965,000 shares outstanding)
       at March 31, 1998 and December 31, 1997  ...................         191,250           191,250
    Additional paid-in capital ....................................     283,496,750       283,496,750
    Distributions in excess of earnings ...........................     (17,352,824)       (2,107,331)
    Unrealized gain (loss) on securities available for sale .......       1,016,754        (7,327,890)
    Treasury stock at cost (160,000  shares) ......................      (2,994,512)       (2,994,512)
                                                                       ------------      ------------
       Total stockholders' equity .................................     264,357,418       271,258,267
                                                                       ------------      ------------
                                                                       $447,725,270      $288,003,341
                                                                       ============      ============

                                  OCWEN ASSET INVESTMENT CORP.
                              CONSOLIDATED STATEMENTS OF OPERATIONS



                                                                    March 31,      December 31,
                                                                      1998             1997
---------------------------------------------------------------   ------------     ------------
                                                                  (Unaudited)        (Audited)

Interest income:
    Repurchase agreements and interest bearing deposits .......   $    198,138      $1,388,089
    Securities held for trading ...............................     (2,637,259)             --
    Securities available for sale .............................      4,648,582       2,865,553
    Loans .....................................................      1,240,807         305,592
    Discount loans ............................................        902,777         907,737
                                                                  ------------      ----------
                                                                     4,353,045       5,466,971
                                                                  ------------      ----------

Interest expense:
    Securities sold under agreements to repurchase ............        655,001              --
    Obligation outstanding under line of credit ...............         28,548              --
    Other .....................................................         10,268              --
                                                                  ------------      ----------
                                                                       693,817              --
                                                                  ------------      ----------

    Net interest income before provision for loan losses ......      3,659,228       5,466,971
Provision for loan losses .....................................        105,073              --
                                                                  ------------      ----------
    Net interest income after provision for loan losses .......      3,554,155       5,466,971
                                                                  ------------      ----------

Operating income:
    Real estate investments, net ..............................        796,104       1,424,390
    Other .....................................................          7,857           2,870
                                                                  ------------      ----------
                                                                       803,961       1,427,260
                                                                  ------------      ----------
Operating expenses:
    Management fees ...........................................        828,881         735,397
    Due diligence expenses ....................................        192,689          40,213
    Foreign currency (gain) loss ..............................       (116,953)        568,565
    Other .....................................................        189,655         159,604
                                                                  ------------      ----------
                                                                     1,094,272       1,503,779
                                                                  ------------      ----------

Loss on securities held for trading ...........................    (13,957,628)             --
                                                                  ------------      ----------

(Loss) income before minority interest ........................    (10,693,784)      5,390,452
Minority interest in net loss (income) of operating partnership        189,542          (9,430)
                                                                  ------------      ----------
    Net (loss) income .........................................   $(10,504,242)     $5,381,022
                                                                  ============      ==========

Earnings per share:
    Basic .....................................................   $      (0.55)     $     0.28
                                                                  ============      ==========
    Diluted ...................................................   $      (0.54)     $     0.28
                                                                  ============      ==========

Weighted average common shares outstanding:
    Basic .....................................................     18,965,000      19,085,000
                                                                  ============      ==========
    Diluted ...................................................     19,280,848      19,477,532
                                                                  ============      ==========